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                 SUBSIDIARIES OF FOUNDATION HEALTH SYSTEMS, INC.


Foundation Health Systems, Inc. (DE)*
         -QualMed, Inc. (DE)
                  -QualMed Plans for Health of Colorado, Inc. (CO)
                           -San Luis Valley Physicians Service Corp., Ltd.
                            (CO Limited Partnership)(1)
                  -QualMed Oregon Health Plan, Inc. (OR)
         -Health Net (CA) (2)
                  -Health Net Life Insurance Company (CA)
         - HSI Advantage Health Holdings, Inc. (DE)
                  -QualMed Plans for Health of Ohio and West Virginia, Inc. (OH) -QualMed Plans for Health of Western Pennsylvania, Inc. (PA) -Pennsylvania Health Care Plan, Inc. (PA)
         -National Pharmacy Services, Inc. (DE)
                  -Integrated Pharmacy Systems, Inc. (PA) (3)
         - HSI Eastern Holdings, Inc. (PA)
                  -Greater Atlantic Health Service, Inc. (DE)
                           -QualMed Plans for Health, Inc. (PA)
                           -Greater Atlantic Preferred Plus, Inc. (PA)
                           -Employ Better Care, Inc. (PA)
         -Foundation Health Corporation (DE)
                  -FH-Arizona Surgery Centers, Inc. (AZ)
                  -FH Surgery Limited, Inc. (CA)
                  -FH Surgery Centers, Inc. (CA)
                  -Foundation Health Facilities, Inc. (CA)
                  -FH Assurance Company (Cayman Islands)
                  -Foundation Health Warehouse Company (CA)
                  -Memorial Hospital of Gardena, Inc. (CA)
                  -East Los Angeles Doctors Hospital, Inc. (CA)
                  -Foundation Health Vision Services (CA)
                  -Denticare of California, Inc. (CA)
                  -Managed Alternative Care, Inc. (CA)
                  -American VitalCare, Inc. (CA)
                  -Foundation Health Federal Services, Inc. (DE)
                           -Catalina Professional Recruiters, Inc. (AZ)
                  -FHPS, Inc. (CA)
                  -Health Benchmarks, Inc. (DE)
                  -Integrated Pharmaceutical Services (CA)
                  -Foundation Health, A Florida Health Plan, Inc. (FL) -Intercare, Inc. (AZ)
                  -Intergroup Health Plan, Inc. (AZ)
                  -Intergroup Prepaid Health Services of Arizona, Inc. (AZ) -Interlease of Arizona, Inc. (AZ)
                  -Managed Health Network, Inc. (DE)
                           -Health Management Center, Inc. of Wisconsin (WI) -FHS Life Holdings Company Inc. (DE)
                  -Foundation Health Systems Life & Health Insurance Company
                   (CO)


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                           -HMC PPO, Inc. (MA)
                           -Managed Health Network (CA)
                           -MHN Reinsurance Company of Arizona (AZ)
                           -MHN Services (CA)
                                    --MHN Services IPA, Inc. (NY)
                  -Employer & Occupational Services Group, Inc. (CA)
                           -Foundation Health Medical Resource Management (CA) -Foundation Integrated Risk Management Solutions,
                            Incorporated (CA)
                           -AXIS Integrated Resources, Inc. (DE)
                  -Gem Holding Corporation (UT) (4)
                           -Gem Insurance Company (UT)
         -MedEmpower, Inc. (DE)
         -MedUnite, Inc. (DE)
         -QualMed Plans for Health of Pennsylvania, Inc. (PA)
         -Physicians Health Services, Inc. (DE)
                  -FOHP, Inc. (NJ)
                           -Physicians Health Services of New Jersey, Inc. (NJ) -First Option Health Plan of Pennsylvania, Inc. (PA) -FOHP Agency, Inc. (NJ)
                  -Physicians Health Services (Bermuda) Ltd. (Bermuda) -Physicians Health Services of Connecticut, Inc. (CT) -Physicians Health Services of New York, Inc. (NY) -Physicians Health Services Insurance of New York, Inc. (NY) -Physicians Health Insurance Services, Inc. (CT)
                  -PHS Insurance of Connecticut, Inc. (CT)
                  -PHS Real Estate, Inc. (DE)
                           -PHS Real Estate II, Inc. (DE)

*All subsidiaries wholly owned unless otherwise indicated.


(1) A limited partnership in which QualMed Plans for Health of Colorado, Inc. is an 83.4% limited partner.

(2) Foundation Health Systems, Inc. owns approximately 86% of the outstanding common stock; Foundation Health Corporation owns approximately 14% of the outstanding common stock.

(3) National Pharmacy Services, Inc. owns approximately 90% of the outstanding common stock.

(4) Foundation Health Corporation owns approximately 99.99% of the outstanding common stock.


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